UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 29, 2012

Date of Report

(Date of Earliest Event Reported)

ZALDIVA, INC.

 (Exact name of registrant as specified in its charter)

NEVADA                  000-49652                   65-0773383

(State or other juris-   (Commission File No.)          (IRS Employee

diction of incorporation)

                           Identification No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of principal executive offices)

(954) 938-4133

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 29, 2012, in connection with the closing of its Agreement and Plan of Reorganization (the “Agreement”) with Cygnus Internet, Inc., a Florida corporation (“Cygnus”), and Jeffrey M. Pollitt, who is Cygnus’ Chief Executive Officer and the holder of approximately 37% of Cygnus’ outstanding shares of common stock, Zaldiva, Inc., a Nevada corporation (the “Company”), executed the following agreements:

(i)

An Executive Employment Agreement with the Company’s new Chief Executive Officer, Jeffrey M. Pollitt.  This Agreement is for a one-year term with automatic one-year renewals unless either party gives 60 days’ written notice of non-renewal.  Mr. Pollitt’s Executive Employment Agreement provides for an annual salary of $120,000 and contains standard non-competition, non-solicitation and non-disclosure covenants.  See Item 9.01 of this Current Report.

(ii)

An Executive Employment Agreement with Robert B. Lees, the Company’s Chief Financial Officer.  This Agreement is for a one-year term with automatic one-year renewals unless either party gives 60 days’ written notice of non-renewal.  Mr. Lees’ Executive Employment Agreement provides for an annual salary of $36,400.  In addition, Mr. Lees will be issued 300,000 “unregistered” and “restricted” shares of the Company’s common stock upon execution of his Executive Employment Agreement, and he will be entitled to receive an additional 12,500 “unregistered” and “restricted” shares of the Company’ common stock every month during the term thereof.  Mr. Lees’ Executive Employment Agreement also contains standard non-competition, non-solicitation and non-disclosure covenants.  See Item 9.01 of this Current Report.

(iii)

An Executive Employment Agreement with Nicole Leigh, the Company’s Chief Marketing Officer.  This Agreement is for a one-year term with automatic one-year renewals unless either party gives 60 days’ written notice of non-renewal.  Ms. Leigh’s Executive Employment Agreement provides for a salary of $700 per week.  In addition, Ms. Leigh will be issued 300,000 “unregistered” and “restricted” shares of the Company’s common stock upon execution of her Executive Employment Agreement, and she will be entitled to receive an additional 12,500 “unregistered” and “restricted” shares of the Company’ common stock every month during the term thereof.  Ms. Leigh’s Executive Employment Agreement also contains standard non-competition, non-solicitation and non-disclosure covenants.  See Item 9.01 of this Current Report.

(iv)

An Executive Employment Agreement with Mark Simpson, the Company’s new Corporate Operating Officer.  This Agreement is for a one-year term with automatic one-year renewals unless either party gives 60 days’ written notice of non-renewal.  Mr. Simpson’s Executive Employment Agreement provides for an annual salary of $120,000 and contains standard non-competition, non-solicitation and non-disclosure covenants.  See Item 9.01 of this Current Report.

(v)

An Independent Contractor Agreement with William Lavenia, by which Mr. Lavenia will work together with the Company’s Board of Directors to enhance the value of the Company as a going concern, to develop business opportunities for the Company, and to make introductions to individuals and corporations.  This Agreement is for a one-year term with automatic one-year renewals unless either party gives 60 days’ written notice of non-renewal.  Mr. Lavenia’s Independent Contractor Agreement provides for an annual consulting fee of $120,000 and provides for reimbursement of reasonable out-of-pocket expenses incurred by Mr. Lavenia in connection with his services to the Company.  See Item 9.01 of this Current Report.

(vi)

An Independent Contractor Agreement with Jeff Olweean, by which Mr. Olweean will work together with the Company’s Board of Directors to enhance the value of the Company as a going concern, to develop business opportunities for the Company, and to make introductions to individuals and corporations.  This Agreement is for a one-year term with automatic one-year renewals unless either party gives 60 days’ written notice of non-renewal. Mr. Olweean’s Independent Contractor Agreement provides for an annual consulting fee of $48,000.  In addition, Mr. Olweean will be issued 2,000,000 “unregistered” and “restricted” shares of the Company’s common stock upon execution of his Independent Contractor Agreement, and will also receive 150,000 “unregistered” and “restricted” shares of the Company’s common stock on the last day of every month during the term of the Agreement.  Mr. Olweean will also be reimbursed for reasonable out-of-pocket expenses that he incurs in connection with his services to the Company.  See Item 9.01 of this Current Report.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On March 29, 2012, the Company closed the Agreement, by which it acquired all of the material assets of Cygnus in exchange for the issuance of 53,411,262 “unregistered” and “restricted” shares of the Company’s common stock, which will represent approximately 85% of the Company’s issued and outstanding common stock upon issuance.  These shares are to be issued pro rata to Cygnus’ common stockholders in compliance with Regulation D of the Securities and Exchange Commission.  It is the parties’ intention that this transaction qualify as a tax-free transaction under Section 368(a)(1)(C) of the Internal Revenue Code.

Effective upon the closing of the Agreement, Nicole Leigh resigned as the Company’s Chief Executive Officer, and John A. Palmer, Jr., resigned as a director of the Company, with Mr. Pollitt filling both of these vacancies.  Ms. Leigh and Robert B. Lees will continue to serve in their current capacities as directors of the Company.  In addition, Mr. Palmer has resigned as Secretary of the Company and has been replaced by Mr. Lees.

Cygnus, doing business as “FonU2,” is a developer of mobile applications bringing sellers and buyers of services and products together in real time. Cygnus is currently focused on marketing its mobile service to establish its platform as the go to destination for sellers and buyers to list and search for services/products, schedule appointments, and make payments, all in a real time mobile environment.   Upon the closing of the Agreement, Cygnus’ principal employees became employees of the Company, and the Company will continue the development of Cygnus’ mobile applications business.  A copy of the Agreement was attached as an exhibit to the Company’s Current Report on Form 8-K dated March 6, 2012, and filed on the same date.

Item 3.02  Unregistered Sales of Equity Securities.

In connection with the closing of the Agreement, the Company will issue a total of 53,411,262 “unregistered” and “restricted” shares of its common stock to the stockholders of Cygnus on a pro rata basis.  In order to ensure compliance with applicable securities laws, rules and regulations, including Rule 506 of Regulation D of the Securities and Exchange Commission, each Cygnus stockholder will be required to execute a Stockholders’ Acknowledgement Representations and Warranties form (the “Stockholders’ Acknowledgement Form”) that will be mailed to each such stockholder along with certain required information about the Cygnus stockholders’ dissenters’ rights of appraisal under Florida law.  The Stockholder Acknowledgment Form provides a space for Cygnus stockholders to represent, if applicable, that they are either “accredited” investors as defined in Rule 501 of Regulation D or sophisticated investors who alone, or with their purchaser representative(s) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in Zaldiva’s common stock. Cygnus stockholders who do not complete and return their Stockholders’ Acknowledgement Form to the Company within 40 days will be deemed to have exercised their dissenters’ rights with respect to this transaction and will not receive any of the shares to be issued under the Agreement.  Instead, the shares that dissenting stockholders would otherwise receive thereunder will be issued on a pro rata basis to Cygnus’ non-dissenting stockholders.

We will issue all of these securities to persons who were “accredited investors” or “sophisticated investors” within the meaning of Regulation D.  Each such person will have had prior access to all material information about the Company. We believe that the offer and sale of these securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act“), pursuant to Sections 4(2) and 4(6) thereof. Registration of sales to “accredited investors” is preempted from state regulation by Section 18 of the Securities Act, though states may require the filing of notices, a fee and other administrative documentation.

Item 5.01  Changes in Control of Registrant.

Upon issuance of an aggregate of 53,411,262 “unregistered” and “restricted” shares of the Company’s common stock to Cygnus’ stockholders on a pro rata basis, the Cygnus stockholders will collectively own approximately 82% of the Company’s issued and outstanding common stock.  Other than the foregoing, there are no arrangements known to the Company, including any pledge by any person of the Company’s securities, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Agreement, on March 29, 2012, Nicole Leigh resigned as President and John A. Palmer, Jr., resigned as a director of the Company.  Neither of these resignations was due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Under the terms of the Agreement, on March 29, 2012, Jeffrey M. Pollitt was appointed to fill the vacancies created by the resignations of Ms. Leigh and Mr. Palmer.  On March 29, 2012, the Company executed an Executive Employment Agreement setting forth the terms of Mr. Pollitt’s employment as Chief Executive Officer.  See Items 1.01 and 9.01 of this Current Report.

Jeffrey Pollitt, Chief Executive Officer and Director.  Mr. Pollitt, age 51, is the founder, Chairman and President of Cygnus.  Recognizing an opportunity to leverage the “social networking revolution,” he developed the fonU2.com platform in 1999.  Mr. Pollitt is a web technologies specialist and internet surfer who is expert at extreme search engine optimization and social networking.  Prior to his founding of Cygnus, Mr. Pollitt was a student of Internet Technologies and Network Engineering.  He is a Business Administration graduate of Seneca College Toronto, Canada.  His ability to conceptualize, plan and execute an internet business model, combined with his ability to coordinate the systems analysis, design, construction and deployment of a robust, dynamic, extremely scalable interactive web site makes him a well qualified management team member.

Mark Simpson, Chief Operating Officer.  Mr. Simpson, age 53, has most recently specialized in raising money for hedge funds and other private commercial entities. He has carried out significant agreements with two large European private banks to gather assets and introduce clients on their behalf. He is highly qualified and experienced in financial areas. Prior to Cygnus Internet, his previous experience included senior managerial roles in Fixed Income trading and sales at large institutions such as Citibank, Merrill Lynch and Barclays. Mark has an Honors Degree in Law from The University of Sussex. He is a former Chairman of the London Public Securities Association (PSA), was a Member of The London Stock Exchange and a Member of the UK Financial Services Authority. In 1980, Mark was part of the British Olympic Yachting Team for the Moscow Games.

Item 9.01  Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

Audited financial statements of Cygnus Internet, Inc. for the calendar year ended

December 31, 2011*

(b)

Pro forma financial information.

Condensed pro forma financial information for the calendar year ended December   31, 2011*

*  These financial statements will be filed by amendment to this Current Report no later than June 12, 2012.

(d)

Exhibits.

Exhibit No.

Exhibit Description

10.1

Executive Employment Agreement with Jeffrey M.

Pollitt

10.2

Executive Employment Agreement with Robert B.

Lees

10.3

Executive Employment Agreement with Nicole

Leigh

10.4

Executive Employment Agreement with Mark

Simpson

10.5

Independent Contractor Agreement with William

Lavenia

10.6

Independent Contractor Agreement with Jeff

Olweean

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALDIVA, INC., a Florida

corporation

Date:  March 29, 2012

/s/ Jeffrey M. Pollitt

                        Jeffrey M. Pollitt, Chief Executive

Officer